Exhibit 99.2

Spark Networks, Inc. Announces

$5 Million Stock Repurchase Program

LOS ANGELES, Calif., December 16, 2013 — Spark Networks, Inc. (NYSE MKT: LOV), a leader in creating niche-focused brands that build and strengthen the communities they serve, announced today that its Board of Directors has authorized the repurchase of up to $5.0 million of its outstanding common stock.

“The Board’s authorization of a stock repurchase program reflects our confidence in the Company’s long-term outlook, as well as our commitment to returning value to stockholders,” said Greg Liberman, the Company’s Chairman and Chief Executive Officer. “We are pleased that the strength of our balance sheet provides us with the flexibility to enhance shareholder returns, while continuing to invest in the growth and support of our dual engines – Christian and Jewish Networks.”

The repurchases may be made from time to time in the open market, in privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan, at prices that the Company deems appropriate and subject to market conditions, applicable law, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and other factors deemed relevant in the Company’s sole discretion. The Company is not obligated to repurchase any dollar amount or any number of shares of common stock, and the program may be suspended, discontinued or modified at any time, for any reason and without notice.

The Company intends to pay for shares repurchased with cash from its balance sheet. As of December 13, 2013, Spark Networks had approximately 24 million shares of common stock outstanding.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: successfully execute and implement our stock repurchase program and the effects and impact of any share repurchases, including the number of shares repurchased and the aggregate cost to the company; effect share repurchases in general on favorable terms, or at all; attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; estimate on-going general and administrative costs, and obtain financing on acceptable terms. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

For More Information

Investors:

Addo Communications

Laura Bainbridge, Kimberly Esterkin

laurab@addocommunications.com; kimberlye@addocommunications.com

310-829-5400